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                                                                    EXHIBIT 10.6



                             NATIONSBANK CORPORATION
                             KEY EMPLOYEE STOCK PLAN



                         Effective Date: January 1, 1995

            (As amended and restated effective ____________________)
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         CONTENTS


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         Article 1.  Establishment, Purpose, and Duration......................................................1

         Article 2. Definitions................................................................................1

         Article 3. Administration.............................................................................6

         Article 4. Shares Subject to the Plan.................................................................6

         Article 5.  Eligibility and Participation.............................................................8

         Article 6. Stock Options..............................................................................8

         Article 7. Stock Appreciation Rights.................................................................10

         Article 8. Restricted Stock..........................................................................11

         Article 9. Performance Shares........................................................................13

         Article 10. Performance Measures.....................................................................14

         Article 11. Beneficiary Designation..................................................................14

         Article 12. Deferrals................................................................................15

         Article 13. Rights of Key Employees..................................................................15

         Article 14. Change in Control........................................................................15

         Article 15.  Amendment, Modification, and Termination................................................17

         Article 16. Withholding..............................................................................18

         Article 17. Indemnification..........................................................................18

         Article 18. Successors...............................................................................18

         Article 19. Legal Construction.......................................................................18
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                             NATIONSBANK CORPORATION
                             KEY EMPLOYEE STOCK PLAN

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. NationsBank Corporation, a North Carolina corporation (the "Company"), established an incentive compensation plan known as the "NationsBank Corporation Key Employee Stock Plan" (the "Plan") effective as of January 1, 1995 (the "Effective Date"). The Plan was designed to permit the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Shares.

         1.2 AMENDMENT AND RESTATEMENT OF THE PLAN. The Company entered into an Agreement and Plan of Reorganization with BankAmerica Corporation, a Delaware corporation ("BankAmerica"), dated April 10, 1998 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, the Company is being reformed as a Delaware corporation, BankAmerica is merging into the Company, and the resulting Delaware corporation is being renamed "BankAmerica Corporation," all effective as of the "Effective Time" as defined in the Reorganization Agreement. References in this Plan to the Company include the Delaware corporation resulting from the consummation of the transactions contemplated by the Reorganization Agreement.

         This document is an amendment and restatement of the Plan and shall become effective upon approval by the shareholders of the Company. The purposes of this amendment and restatement are to (i) rename the Plan consistent with the corporate name change resulting under the transactions contemplated by the Reorganization Agreement, (ii) increase the number of shares available for awards under the Plan, (iii) increase the limit on awards to individuals in any given year and (iv) otherwise meet current needs.

         1.3 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

         1.4 DURATION OF THE PLAN. The Plan commenced on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan after December 31, 2004.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.
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         2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.5 "CHANGE IN CONTROL" of the Company means, and shall be deemed to have occurred upon, any of the following events:

                  (a) The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of either:

                           (i) The then-outstanding Shares (the "Outstanding
                  Shares"); or

                           (ii) The combined voting power of the
                  then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Voting Securities");

         provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of subparagraph (c) below; or

                  (b) Individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a Director subsequent to the Effective Date and whose election, or whose nomination for election by the Company's shareholders, to the Board of Directors was either (i) approved by a vote of at least a majority of the Directors then comprising the Incumbent Board or (ii) recommended by a Nominating Committee comprised entirely of Directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

                  (c) Approval by the Company's shareholders of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent


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         (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares and Outstanding Voting Securities, as the case may be (provided, however, that for purposes of this clause (i), any shares of common stock or voting securities of such resulting corporation received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners' ownership of Outstanding Shares or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned twenty-five percent (25%) or more of the Outstanding Shares or Outstanding Voting Securities immediately prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (d) Approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Plan as a result of the transactions contemplated by the Reorganization Agreement.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

         2.7 "COMMITTEE" means (i) the Stock Option Committee of the Board (or any other committee of the Board that is appointed by the Board to administer the Plan with respect to grants of Awards) and (ii) any individual or committee of individuals (who need not be Directors) that the Committee described in clause (i) may appoint from time to time to administer the Plan with respect to grants of Awards to Key Employees who are not Insiders or Named Executive Officers.

         2.8 "COMPANY" means (i) prior to the Effective Time, NationsBank Corporation, a North Carolina corporation and (ii) from and after the Effective Time, BankAmerica Corporation, a Delaware corporation (which is the resulting entity upon consummation of the transactions contemplated by the Reorganization Agreement), and any successor as provided in Article 18 herein.


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         2.9 "DIRECTOR" means any individual who is a member of the Board of
Directors of the Company.

         2.10 "DISABILITY" with respect to a Participant, means "disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

         2.11 "EARNINGS PER SHARE" means "earnings per common share" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders or Annual Report on Form 10-K.

         2.12 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.13 "EFFECTIVE TIME" means the "Effective Time" as defined in the Reorganization Agreement.

         2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.15 "FAIR MARKET VALUE" of a Share on any date means the closing price of a Share as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no Shares were publicly traded on that day, the immediately preceding day that Shares were so traded) published in The Wall Street Journal [Eastern Edition] or in any other publication selected by the Committee; provided, however, that if the Shares are misquoted or omitted by the selected publication(s), the Committee shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources. If Shares shall not have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a Share shall be determined by the Committee in such manner as it shall deem appropriate.

         2.16 "FREESTANDING SAR" means an SAR that is granted independently of any Options.

         2.17 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares, granted under Article 6 herein, and designated as an Incentive Stock Option which is intended to meet the requirements of Section 422 of the Code.

         2.18 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the rules thereunder.

         2.19 "KEY EMPLOYEE" means an employee of the Company or any Subsidiary, including an officer of the Company or a Subsidiary, in a managerial or other important position who, by virtue of such employee's ability, qualifications and performance, has made, or is expected to make, important contributions to the Company or its Subsidiaries, all as determined by the Committee in its discretion.

         2.20 "NAMED EXECUTIVE OFFICER" means, for a calendar year, a Participant who is one of the group of "covered employees" for such calendar year within the meaning of Code Section 162(m) or any successor statute.


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         2.21 "NET INCOME" means "net income" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders or Annual Report on Form 10-K.

         2.22 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted to Key Employees under Article 6 herein, and which is not intended to meet the requirements of Code Section 422.

         2.23 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.24 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.25 "PARTICIPANT" means a Key Employee, a former Key Employee or any permitted transferee under the Plan of a Key Employee or former Key Employee who has outstanding an Award granted under the Plan.

         2.26 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

         2.27 "PERFORMANCE SHARE" means an Award granted to a Key Employee, as described in Article 9 herein.

         2.28 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

         2.29 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.30 "PLAN" means the incentive compensation plan set forth herein which (i) prior to the Effective Time was known as the "NationsBank Corporation Key Employee Stock Plan" and (ii) from and after the Effective Time is known as the "BankAmerica Corporation Key Employee Stock Plan," as the same may be amended from time to time.

         2.31 "REORGANIZATION AGREEMENT" means the Agreement and Plan of Reorganization dated April 10, 1998 between NationsBank Corporation and BankAmerica Corporation.

         2.32 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

         2.33 "RETURN ON ASSETS" means "return on average assets" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders or Annual Report on Form 10-K.

         2.34 "RETURN ON EQUITY" means "return on average common shareholders' equity" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders or Annual Report on Form 10-K.


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         2.35 "SHARES" means the shares of common stock of the Company.

         2.36 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         2.37 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than fifty percent (50%) of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Committee as a Subsidiary for purposes of the Plan.

         2.38 "TANDEM SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

         2.39 "TOTAL SHAREHOLDER RETURN" means the percentage change of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period or Annual Report on Form 10-K.

ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Awards to Insiders shall be administered by the Committee (or any sub-committee thereof) comprised of two or more Directors who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act, and Awards to Named Executive Officers intended to comply with the Performance-Based Exception shall be administered by the Committee (or any sub-committee thereof) comprised of two or more Directors who are "outside directors" within the meaning of
Section 162(m) of the Code.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law, or by the Articles of Incorporation (or Certificate of Incorporation, as the case may be) or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Key Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein), amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Beginning on the Effective Date, there is hereby reserved for issuance under the Plan a number of shares equal to:


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                  (a) for calendar years 1995 through 1998, seventy-five one hundredths of a percent (0.75%) of the outstanding Shares as of the first business day of each such calendar year; plus

                  (b) for calendar years 1999 through 2004, one and five tenths percent (1.5%) of the outstanding Shares as of the last day of the immediately preceding calendar year as reported in the Company's Annual Report to Shareholders or Annual Report on Form 10-K; plus

                  (c) the Shares available for issuance under the Company's 1986 Restricted Stock Award Plan (the "1986 Plan") as of January 31, 1995.

Such Shares available for grants of Awards in any year shall be increased by the number of Shares available under this Section 4.1 in previous years but not covered by Awards granted under this Plan in those years plus any Shares as to which Awards granted under this Plan have lapsed, expired, terminated, or been canceled. In addition, any Shares as to which Awards under the Company's 1986 Plan may lapse, expire, terminate, or be canceled, shall also be reserved and available for issuance or reissuance under this Section 4.1 in any calendar year. No further awards are to be granted under the 1986 Plan after January 31, 1995; provided that any outstanding awards under the 1986 Plan shall continue to remain outstanding in accordance with the terms thereof. An additional Ten Million (10,000,000) Shares were made available for grants of Awards under the Plan effective January 7, 1997 in connection with the merger of the Company with Boatmen's Bancshares, Inc. (after giving effect to the two-for-one stock split of the Shares effective February 27, 1997), and another Ten Million (10,000,000) Shares were made available for grants of Awards under the Plan effective January 9, 1998 in connection with the merger of the Company with Barnett Banks, Inc. At the Effective Time, an additional Eleven Million Five Hundred Thousand (11,500,000) Shares shall be made available for grants of Awards under the Plan. In no event shall a Participant receive an Award or Awards during any one (1) calendar year covering in the aggregate more than Two Million (2,000,000) Shares. In addition, in no event shall the total number of Incentive Stock Options granted during the ten (10) year term of the Plan cover in the aggregate more than the product of (i) ten (10) times (ii) one and five tenths percent (1.5%) of the outstanding Shares as of the first business day of calendar year 1998. The number of Shares reserved for issuance under this Section 4.1 and the limitations on the number of annual Awards to individuals and Incentive Stock Option Awards set forth above shall be subject to adjustment as provided in
Section 4.3.

         4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.


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
         4.4 SOURCE OF SHARES. Shares delivered under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer's designee) from time to time.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in this Plan are all Key Employees of the Company, as determined by the Committee, including Key Employees who are Directors, but excluding Directors who are not Key Employees.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Key Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

         5.3 NON-U.S. EMPLOYEES. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Key Employees (if any) employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Key Employees and
(iii) establish subplans and modified Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

ARTICLE 6. STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under Code Section 422.

         6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.


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         6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price due upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price unless such Shares had been acquired by the Participant on the open market), or (c) by a combination of (a) and (b).

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver the Shares to the Participant in an appropriate amount based upon the number of Shares purchased under the Option(s).

         Notwithstanding the foregoing, the Committee also may allow (i) cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or (ii) exercises by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

         6.9  NONTRANSFERABILITY OF OPTIONS.

                  (a) INCENTIVE STOCK OPTIONS. No ISO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                  (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a


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         Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

         6.10 NO RIGHTS. A Participant granted an Option shall have no rights as a shareholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

         The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

         7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

         7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

                  (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

         7.7 OTHER RESTRICTIONS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act or for any other purpose deemed appropriate by the Committee.

         7.8 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

         7.9 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         7.10 NO RIGHTS. A Participant granted an SAR shall have no rights as a shareholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

ARTICLE 8. RESTRICTED STOCK

         8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Key Employees in such amounts as the Committee shall determine.

         8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         8.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

         The Company shall retain the Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

         8.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may receive regular cash dividends paid with respect to the underlying Shares while the Restricted Stock is held by the Company. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In amplification but not limitation of the foregoing, in the case of an award of Restricted Stock to a Named Executive Officer which is intended to qualify for the Performance-Based Exception, the Award Agreement may provide that such Restricted Stock may become payable in the event of a termination of employment by reason of death, Disability or Change in Control, such payment not to occur before attainment of the related performance goal.

         8.8 LIMITATION ON VESTING FOR CERTAIN AWARDS. Notwithstanding any provision of the Plan to the contrary, an Award of Restricted Stock that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) shall not vest more quickly than ratably over the three
(3) year period beginning on the first anniversary of the Award, except that the Award may vest sooner under any of the following circumstances as more specifically set forth in the applicable Award Agreement: (i) the Participant's death, (ii) the Participant's Disability, (iii) the Participant's "retirement" as defined in the Award Agreement consistent with the Company's retirement policies and programs, (iv) a Change in Control consistent with the provisions of Article 14 hereof or (v) in connection with establishing the terms and conditions of employment of a Key Employee as the result of a business combination or acquisition by the Company or any of its Subsidiaries.

ARTICLE 9. PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Shares may be granted to eligible Key Employees in such amount and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee's discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period"). The terms and conditions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

         9.2 VALUE OF PERFORMANCE SHARES. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

         9.3 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practical after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the Performance Shares Award Agreement.

         The Committee, in its discretion, may also grant dividend equivalents rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall not have any voting rights.

         Prior to the beginning of a Performance Period (or at such other time as determined by the Committee), Participants may elect to defer the receipt of payment of any Performance Shares or other amounts (e.g., dividend equivalents rights) earned pursuant to the Award Agreement upon such terms as the Committee deems appropriate and as set forth in the applicable Award Agreement.

         9.4 TERMINATION OF EMPLOYMENT. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with Participants, need not be uniform among all Performance Shares awarded pursuant to the Plan, and may reflect distinctions based on the reasons of termination of employment. In amplification but not limitation of the foregoing, in the case of an award of Performance Shares to a Named Executive Officer which is intended to qualify for the Performance-Based Exception, the Award Agreement may provide that such Performance Shares may become payable in the event of a termination of employment by reason of death, Disability or Change in Control, such payment not to occur before attainment of the related performance goal.

         9.5 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 10. PERFORMANCE MEASURES

         The performance measure(s) to be used for purposes of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among the following alternatives:

           (a)    Earnings Per Share;

           (b)    Net Income;

           (c)    Return On Assets;

           (d)    Return On Equity; or

           (e)    Total Shareholder Return.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

ARTICLE 11. BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

         The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF KEY EMPLOYEES

         13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

         13.2 PARTICIPATION. No Key Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

         14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

                  (a) Any and all outstanding Options and SARs held by persons employed with the Company or any Subsidiary on the date of the Change in Control shall become immediately exercisable, and shall remain exercisable throughout their entire term;

                  (b) Any restriction periods and restrictions imposed on outstanding Shares of Restricted Stock held by persons employed with the Company or any Subsidiary on the date of the Change in Control shall lapse;

                  (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares held by persons employed with the Company or any Subsidiary on the date of the Change in Control shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and the vesting of all such Awards shall be accelerated as of the effective date of the Change in Control; and

                  (d) Subject to Article 15 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

         14.2 LIMITATION ON CHANGE-IN-CONTROL BENEFITS. It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the certified public accountants regularly employed by the Company immediately prior to any "change" described below (the "Accounting Firm") shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount" (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 14.2(b) below.

                  (a)  For purposes of this Section 14.2(a):

                           (i) A "Payment" shall mean any payment or
                  distribution in the nature of compensation to or for the benefit of a Participant who is a "disqualified individual" within the meaning of Section 280G(c) of the Code and which is contingent on a "change" described in Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to this Plan or otherwise;

                           (ii) "Plan Payment" shall mean a Payment paid or
                  payable pursuant to this Plan (disregarding this Section
                  14.2);

                           (iii) "Net After Tax Receipt" shall mean the Present
                  Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant's Federal taxable income for the immediately preceding taxable year;

                           (iv) "Present Value" shall mean such value determined
                  in accordance with Section 280G(d)(4) of the Code; and

                           (v) "Reduced Amount" shall mean the smallest
                  aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

                  (b) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant's sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within ten (10) days of the Participant's receipt of notice. If no such election is made by the Participant within such ten (10) day period, the Committee may elect which of the

         Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 14.2 shall be binding upon the Company and the Participant and shall be made within sixty
         (60) days immediately following the event constituting the "change" referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan.

                  (c) At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under
         Section 1 and Section 4999 of the Code or generate a refund of such taxes.

                  In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         14.3 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15.  AMENDMENT, MODIFICATION, AND TERMINATION

         15.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that an amendment to the Plan may be conditioned on the approval of the shareholders of the Company if and to the extent the Board determines that shareholder approval is necessary or appropriate.

         The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

         15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         15.3 ACCELERATION OF AWARD VESTING; WAIVER OF RESTRICTIONS. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including, without limitation, acceleration to such a date that would result in said Awards becoming immediately vested, or (ii) waive any restrictions of any Award granted under the Plan.

ARTICLE 16. WITHHOLDING

         16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

         16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

         Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company's Articles of Incorporation (or Certificate of Incorporation, as the case may be) and Bylaws as in effect from time to time.

ARTICLE 18. SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

         19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         19.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         19.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by (i) prior to the Effective Time, the laws of the State of North Carolina and (ii) from and after the Effective Time, the laws of the State of Delaware.